EX-99.23d(64)


                        INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 1st day of May, 2004, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FIDELITY MANAGEMENT & RESEARCH COMPANY, a Delaware Corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of January 31, 2001 with the Trust; and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

     a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     b)   the Trust's By-Laws and amendments thereto;

     c)   resolutions  of  the  Trust's  Board  of  Trustees   authorizing   the
          appointment of Sub-Adviser and approving this Agreement;

     d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

     e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

     f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

         Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will be subject to and performed in accordance with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time. Sub-Adviser and Adviser will each make its investment professionals, other than the portfolio managers, available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The portfolio managers shall be available to meet with the Fund's Board of Trustees at the Fund's principal place of business on an annual basis on due notice and more frequently if requested by the board, and agreed upon by the Sub-Adviser. Sub-Adviser will provide periodic reports (quarterly or annual) to the Board of Trustees and to Adviser with respect to the implementation of such program, and such other reports as the Board or the Adviser reasonably may request. Subject to the following paragraph, Sub-Adviser will manage the assets of the Funds that are under its management pursuant to this Agreement in compliance with the requirements of the 1940 Act, the regulations adopted by the Securities and Exchange Commission thereunder, and the diversification provisions of
     Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Funds.

     The Adviser acknowledges that the Sub-Adviser is not the principal compliance agent for the Funds or the Adviser, and does not have full access to all of the Funds' books and records necessary to perform certain compliance testing. To the extent that management of a Fund's assets pursuant to this Section 3 in compliance with any provision of applicable law (including sub-chapters M and L of the IRC, the 1940 Act and the Investment Advisers Act of 1940, as amended ("Applicable Law")) and in accordance with the Trust Documents, policies and determinations of the Board of Trustees of the Trust and the Advisor and the Funds' Prospectus (collectively, the "Charter Requirements"), requires access to information in the Fund's books and records to which the Sub-Adviser does not have access, Sub-Adviser shall manage the Fund's assets in accordance with this Sub-Advisory Agreement, Applicable Law and Charter Requirements in light of Sub-Adviser's books and records and any written instructions or information provided by the Fund or the Adviser, and, provided that the relevant books and records of Sub-Adviser are complete and accurate in all material respects, Sub-Adviser shall not be liable for any compliance violation where such transaction or occurrence would have complied with Fund's prospectus, Applicable Law and the Sub-Adviser's books and records.

     Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and in conjunction with Sub-Adviser take prompt action to bring the Funds back into compliance (to the extent possible) within the time permitted under the Code.

     The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

     The Sub-Adviser further agrees that it:

     a) will comply with all applicable Rules and Regulations of the SEC and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any other governmental authority to whose authority it is subject pertaining to its investment advisory activities;

     b) will report regularly to Adviser and, to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make investment professionals, other than the portfolio managers, available for the purpose of reviewing with representatives of Adviser and the Board of Trustees as often as quarterly and as agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser on a monthly, quarterly or annual basis, or as otherwise agreed upon;

     c) will provide to the Adviser, as agreed upon by the Sub-Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser;

     d) will prepare and maintain books and records pertaining to Sub-Adviser's activities with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request , upon reasonable prior written notice;

     e) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

     f) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and Investment Objectives hereunder, where the Sub-Adviser is allowed a reasonable period of time to respond to said instruction and negotiate any necessary changes;

     g) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, PROVIDED, HOWEVER, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, or regulation or upon request by a regulator or auditor of Sub-Adviser; and

     h) absent specific instructions to the contrary provided to it by the Adviser at least thirty (30) days prior to a vote and subject to its receipt of all necessary voting materials, the Sub-Adviser will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder. The Adviser shall instruct the Trust's Custodian, the administrator (the "Administrator"), and other parties providing services to the Funds to promptly forward misdirected proxy materials to the Sub-Adviser. The Sub-Adviser shall report quarterly whether any proxies were voted for the funds. The Sub-Adviser shall provide the Trust with such information as may be necessary for the Trust timely to prepare any proxy voting reports required under the federal security laws.

     i) The Sub-Adviser makes no representations or warranty, express or implied, that any level of performance or investment results will be achieved by the Funds or that the Funds will perform comparably with any standard, including any other clients of the Sub-Adviser or index.

     j) Upon request of Trust and/or the Funds, Sub-Adviser shall provide reasonable assistance in connection with the determination of the fair value of securities in a Fund for which market quotations are not readily available and the parties to this Agreement agree that the Sub-Adviser shall not bear responsibility or liability for the determination or accuracy of the valuation of any portfolio securities and other assets of the Funds.

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian. The
     Sub-Adviser shall have no liability for the acts or omissions of the custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of all such agreements to the Adviser. The Sub-Adviser's agrees that, in selecting a broker or dealer, if any, to effect a particular transaction, it shall use best efforts to seek "best execution", which means executing portfolio transactions at prices which are advantageous to the Funds and at commission rates which are reasonable in relation to the benefits received.

     In selecting broker or dealers qualified to execute a particular transaction, the Sub-Adviser, will take all relevant factors into consideration, including, but not limited to: breath of the market and the price of the security; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and reasonableness of the commission, if any, with respect to the specific transaction and in evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

6. EXPENSES. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Adviser, the Trust or any Funds, including, but not limited to, investment advisory fees, and administration fees including custodian fees and expenses; fees for necessary professional and brokerage services in connection with the purchase or sale of securities or other investment instruments of the Funds; costs relating to local administration of securities; interest and taxes; and fees for any pricing services. The Sub-Adviser shall bear its own expenses incurred by it in connection with the performance of its services under this Agreement.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that it will maintain all records required to be maintained by a sub-adviser, including without limitation books and records required to be maintained by Rule 31a-1 under the 1940 Act with respect to each Fund's portfolio transactions. All records which it maintains for the Trust are the property of the Trust
     (except for such records as are required to be maintained under the Investment Advisers Act of 1940, as amended (Advisers Act) which shall be the joint property of the Fund and the Sub-Adviser) and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser; provided that the Sub-Adviser may retain copies of any such records. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly, as soon as practicable after the last day of each calendar month based on the average daily net assets in the Funds determined at the close of the New York Stock Exchange on each day the exchange is open for trading in accordance with Schedule B hereto. If the Sub-Adviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Adviser may from time to time waive the compensation it is entitled to receive from the Trust; however, any such waiver will have no effect on the Adviser's obligation to pay the Sub-Adviser the compensation provided for herein.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY; STANDARD OF CARE. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. The Sub-Adviser agrees to hold harmless and indemnify the Adviser and the Trust, and their respective directors and officers and each person, if any, who controls the Adviser or the Trust within the meaning of
     Section 2(a)(9) of the Investment Company Act of 1940, as amended, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or based upon the Sub-Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement. The Adviser agrees to hold harmless and indemnify the Sub-Adviser, and its directors, officers, employees and each person, if any, who controls FMR within the meaning of Section 15 of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or based upon the Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement or the contents of the Prospectus and Statement of Additional Information of the Funds in effect from time to time, provided that such losses, claims, damages, liabilities and expenses did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.  ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

     (a) The assets of the Funds may be invested in futures contracts and consents to the Sub-Adviser's use of the alternate disclosure and recordkeeping standards under Commodity Futures Trading Commission Rule 4.7 with respect to such futures trading, which alternate standards are available to the Sub-Adviser on account of each Fund's ownership of securities of issuers not affiliated with the Funds and other investments with an aggregate market value of at least $2,000,000 and on account of the Trust's status as an investment company registered under the 1940 Act (not formed for the specific purpose of either investing in an exempt pool or opening an exempt account);

     (b) It is excluded from the definition of a commodity pool operator under CFTC Rule 4.5, and in connection with such exemption has filed a notice of eligibility and will provide the Sub-Adviser with a copy of such notice of eligibility before the execution of this Agreement; and

     (c) The Adviser hereby acknowledges that not less than forty-eight (48) hours before the date it has executed this Agreement, it received from the Sub-Adviser a copy of Part II of Sub-Advisers Form ADV, as required by Rule 204-(3) of the Advisers Act, as amended.

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

     (a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

     (b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

     (c)  A copy of the current compliance procedures for each Fund.

     (d)  Copies of reports made by each Fund to its shareholders.

     (e) Any proxy statement of the Trust sent to shareholders of the Funds for the purpose of voting on matters affecting the Funds.

          The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15. REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants to the other party hereto:

     (a) that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all jurisdictions in which it is required to be so registered, and will continue to be so registered for so long as this Agreement remains in effect;

     (b) that it has the authority to enter into this Agreement and to perform its obligations under this Agreement;

     (c) that it currently maintains, and shall continue to maintain as long as this Agreement is in effect, Directors & Officers, Errors & Omissions and fidelity bond insurance coverage it deems sufficient; and

     (d) that each party to this Agreement agrees to cooperate with each other party in connection with any investigation or inquiry relating to this Agreement or the Trust.

16. CONFIDENTIAL TREATMENT. It is understood that all information furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except if it is otherwise in the public domain or, with notice to the other party, as may be necessary to comply with applicable laws, rules, regulations, subpoenas or court orders. Without limiting the foregoing, Adviser acknowledges that the securities holdings of the Funds constitute information of value to Sub-Adviser, and agrees (1) not to use for any purpose, other than for Adviser or the Trust, or their agents, to supervise or monitor Sub-Adviser, the holdings or trade related information of the Trust; and (2) not to disclose the Funds' holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board, counsel to the Board, counsel to the Trust, counsel to the Adviser, the Administrator or any sub-administrator, the independent accountants and any other agent of the Trust or the Adviser; or (d) as otherwise agreed to by the parties in writing. Further, Adviser agrees that information supplied by Sub-Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to Sub-Adviser, and Adviser agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board, counsel to the Board, counsel to the Trust, counsel to the Adviser, the Administrator or any sub-administrator, the independent accountants and any other agent of the Trust or the Adviser; or (iv) as otherwise agreed to by the parties in writing, which consent shall not be unreasonably withheld.

17. USE OF FMR'S NAME AND LOGO. The parties agree that the name of FMR, the names of any affiliates of FMR and any derivative, logo, trademark, service mark or trade name are the valuable property of FMR and its affiliates. During the term of this Agreement, subject to the Sub-Adviser's prior written consent (which consent shall not be unreasonably withheld), the Adviser and the Trust shall have the non-exclusive and non-transferable right to use FMR's name and logo in all materials relating to the Funds, including all prospectuses, proxy statements, reports to shareholders, sales literature and other written materials prepared for distribution to shareholders of the Trust or the public. However, prior to printing or distributing of any materials which refer to FMR, the Adviser shall consult with the Sub-Adviser and shall furnish to the Sub-Adviser a copy of such materials. The Sub-Adviser agrees to cooperate with the Adviser and to review such materials promptly. The Adviser shall not print or distribute such materials if the Sub-Adviser reasonably objects in writing, within five (5) business days of its receipt of such copy (or such other time as may be mutually agreed, which would include longer time periods for review of the Funds' prospectus and other parts of the registration statement), to the manner in which its name and logo are to be used.

     Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. If the Adviser and the Trust makes any unauthorized use of FMR's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief.

18. DELEGATION OF DUTIES. The Sub-Adviser may, at its own expense, delegate any or all of its duties and responsibilities under this Agreement to its wholly-owned subsidies, FMR Co., Inc. and Fidelity Investments Money Management, Inc. (each, a "Sub-Subadviser," collectively, the "Sub-Subadvisers"), provided that Sub-Adviser remains responsible to the Adviser and the Trust for the performance of all of its responsibilities and duties hereunder, and shall have the same liabilities to the Adviser and/or the Trust for the conduct of the Sub-Subadvisers, or any of its officers, directors or employees, as if such conduct were Sub-Adviser 's own or that of the Sub-Adviser 's own officers, directors or employees. Sub-Adviser will compensate the Sub-Subadvisers for its services to the Trust and neither the Trust nor the Adviser shall have any liability to the Sub-Subadvisers for such compensation. Subject to prior notice to the Adviser, the Sub-Adviser may terminate the services of a Sub-Subadviser for the Funds and shall, at such time, assume the responsibilities of the Sub-Subadvisers with respect to the Trust.

19. AMENDMENT OF THIS AGREEMENT. This Agreement and the Confidentiality Letter, as set forth in Exhibit A which may be amended from time to time, constitutes the entire agreement between the parties. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

20. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

                        (a)      To Adviser:
                                 Jackson National Life Insurance Company
                                 1 Corporate Way
                                 Lansing, MI 48951
                                 Attn: Thomas J. Meyer

                        (b)     To Sub-Adviser:
                                Fidelity Management & Research Company
                                82 Devonshire Street
                                Boston, MA 02109
                                Attn: General Counsel

21. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

22. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

23. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 1st day of May, 2004.


                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


                     By:  /s/ Andrew B. Hopping
                        -----------------------------------------

                     Name:    ANDREW B. HOPPING
                          -------------------------------

                     Title:            PRESIDENT
                           ---------------------------------------


                     FIDELITY MANAGEMENT & RESEARCH COMPANY


                     By:    /s/ Philip Bullen
                        -----------------------------------------

                     Name:    PHILIP BULLEN
                          ---------------------------------------

                     Title:   SENIOR VICE PRESIDENT

                                   SCHEDULE A
                                     (Funds)

                           JNL/FMR Capital Growth Fund
                              JNL/FMR Balanced Fund

                                   SCHEDULE B
                                 (Compensation)


                           JNL/FMR Capital Growth Fund

                           AVERAGE DAILY NET ASSETS         ANNUAL RATE

                           $0 TO $250 MILLION:                .45%
                           $250 TO $750 MILLION:              .40%
                           OVER $750 MILLION:                 .35%

                              JNL/FMR Balanced Fund

                           AVERAGE DAILY NET ASSETS         ANNUAL RATE

                           $0 TO $250 MILLION:                .45%
                           $250 TO $750 MILLION:              .40%
                           OVER $750 MILLION:                 .35%

                                    EXHIBIT A

                     FIDELITY MANAGEMENT & RESEARCH COMPANY
                              82 Devonshire Street
                           Boston, Massachusetts 02109


                                                      [INSERT DATE], 2004

Thomas J. Meyer
Jackson National Asset Management, LLC
One Corporate Way
Lansing, MI 48951


Dear Ladies and Gentlemen:

     We, Fidelity Management & Research Company ("Fidelity"), have entered into an investment advisory agreement with you ("Client") to provide investment advice to one or more investment portfolios, which are offered through insurance company separate accounts in connection with variable life insurance contracts and variable annuity certificates and contracts ("Portfolio" or "Portfolios"). Client will receive certain Fund Holdings Information (as defined below) from Fidelity. Fidelity and Client desire to evidence by this agreement the manner in which the Fund Holdings information will be treated. In consideration of the premises set forth herein, the parties agree as follows:

1. DEFINITION. "Fund Holdings Information" shall mean any information relating to the underlying securities owned within any Portfolio, which is disclosed to Client or is otherwise obtained by Client from Fidelity, its affiliates, agents or representatives during the term of this agreement.

2. DUTY NOT TO USE OR DISCLOSE IMPROPERLY. Client acknowledges and understands that the Fund Holdings Information is confidential and proprietary, that it constitutes trade secrets of Fidelity and its affiliates, and that it is of great value and importance to the success of Fidelity's business and to the protection of its clients. Client shall not in any manner copy or reproduce all or any portion of the Fund Holdings Information without the prior written approval of an officer of Fidelity. Client also agrees that it will not publicly disclose Fund Holdings Information except as set forth on Addendum I, as amended by Fidelity from time to time, or as otherwise required by law. Client acknowledges that it will be unable to publicly disclose Fund Holdings Information any more frequently than permitted by the disclosure policies of Fidelity's VIP and Advisor Funds, as such policies are amended by Fidelity from time to time. Client shall safeguard, protect and keep secret the Fund Holdings Information, abide by the security requirements set forth in Addendum II, as amended by the parties from time to time, and prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Client shall restrict the dissemination of the Fund Holdings Information to a limited number of employees or agents on a need-to-know basis. Client shall inform its employees and agents who have access to the Fund Holdings Information of the confidential nature of the information and of this Agreement. Client shall promptly notify Fidelity in writing of any unauthorized, negligent or inadvertent use or disclosure of Fund Holdings Information of which it is aware.

3. REMEDIES. Client acknowledges and understands that the use or disclosure of the Fund Holdings Information in any manner inconsistent with this agreement will cause Fidelity irreparable damage. Any of Fidelity and its affiliates shall have the right to (a) equitable and injunctive relief to prevent such unauthorized, negligent or inadvertent use or disclosure, and
     (b) recover the amount of all such damages (including attorneys' fees and expenses) to Fidelity and its affiliates in connection with such use or disclosure. In the event that any court of competent jurisdiction determines that any provision of this agreement is too broad to enforce as written, that provision shall be construed, modified or reformed to the extent reasonably necessary to make such provision enforceable. No failure or delay by Fidelity and its affiliates in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude the exercise of any other right, power or privilege hereunder.

4. EXCLUSIONS. Client shall not have any obligations under this agreement with respect to any information that is: (a) already known to Client or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of Company; (c) subsequently disclosed to Client or its affiliates on a non-confidential basis by a third party not having a confidential relationship with Fidelity which rightfully acquired such information; (d) communicated to a third party by Client with the express written consent of Fidelity; or (e) legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided Client provides prompt notice of any such subpoena, order, etc. to Fidelity so that Fidelity or its affiliates will have the opportunity to obtain a protective order, to the extent practicable.

5. TERMINATION. Either party may terminate this agreement by giving the other party sixty (60) days written notice. The rights and obligations of the parties hereunder with respect to the Fund Holdings Information disclosed or obtained by Client prior to termination shall survive any termination of this Agreement for a period of three (3) years.

6. COMPLIANCE. Fidelity shall have the right to verify the Company's compliance with this Agreement. Such verification may consist of a full operational review of Company's handling and use of Fund Holdings Information and may be conducted by Fidelity and/or its accountants. The verification shall be conducted at a mutually agreed upon time, such agreement not to be unreasonably withheld or delayed.

7. GENERAL. Information provided to the Client is unaudited unless provided as part of the Fund's Audited Financial Reports. The provisions of this agreement shall be binding upon each party's successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws provisions.

SINCERELY,                                ACCEPTED BY:

FIDELITY MANAGEMENT & RESEARCH COMPANY    JACKSON NATIONAL ASSET MANAGEMENT, LLC

BY:                                       BY:
         PHILIP BULLEN

TITLE:   SENIOR VICE PRESIDENT            TITLE:


DATE:                                     DATE:

                   ~ Addendum I to Confidentiality Agreement ~
          Permissible Public Dissemination of Fund Holdings Information

DATA AVAILABLE FOR PUBLIC DISSEMINATION:

DATA                       FREQUENCY OF PERMISSIBLE DISCLOSURE

Top 10 Holdings*           Quarterly, 15 calendar day lag from end of period

Full Holdings**            Semi-annually, 45-60 calendar day lag from end of
                                period

Portfolio Composition***   Monthly, one month lag from end of period


* Top 10 Holdings should be shown in descending order. The aggregate percentage of the Top 10 must be disclosed. Individual security percentage must not be disclosed.

**   Information provided in Fund Semi-Annual and Fund Annual reports.

*** Portfolio composition data (asset allocation, sector diversification, industry diversification, portfolio diversification) is permitted for external disclosure along with the Top Holdings on the 15th calendar day of the month following each quarter end.


FUNDS                                       DATE ADDED
-----                                       ----------
JNL/FMR Capital Growth Fund                 [INSERT DATE], 2004
JNL/FMR Balanced Fund                       [INSERT DATE], 2004







Fidelity Management & Research Company    Jackson National Asset Management, LLC


Signature                                 Signature

Name     Philip Bullen                    Name

Title    Senior Vice President            Title

Date                                      Date

                  ~ Addendum II to Confidentiality Agreement ~
                Guidelines for Handling Fidelity Fund Information

1.   TRANSFER MEDIA AND METHODOLOGY

     a) In cases where a network is used, access to the network by parties other than Fidelity and Client must be eliminated, or access by others must be strictly controlled.

     b)   In cases  where  Client  provides  courier  service for the pickup and
          delivery   of  tapes  or  other   physical   media,   Client   assumes
          responsibility for the security of the material.

     c) For physical delivery, recipient must sign a receipt to ensure delivery to the appropriate individual or department.

     d) Any indication of tampering should be immediately reported to the appropriate Fidelity contact.

2.   STORAGE AND PROCESSING

     a) Once information is received by Client, it must be secured from access by unauthorized persons.

     b) A limited and controlled group of employees of Client should have access to the information. Only those employees with a need to access the information as part of the "Permitted Purpose" as described in Addendum I should be given such access.

3.   ARCHIVAL/DISPOSAL

     a)   In  cases  where  long  term   storage  is   required,   Client  takes
          responsibility for the security of the materials while stored

     b) Mechanisms for disposal must at minimum provide for destruction of the media such that information is unreadable. Treatment may include shredding or appropriate cleaning of magnetic media. Such treatment is only necessary for information that is still non-public.

4.   PUBLICATION

     a) Fidelity confidential information provided to Client may be divulged only in the forms approved by Fidelity, and in the timeframes approved by Fidelity.

     b) Detailed holdings information may be used only in the process of generating the approved materials (see above). Prior and subsequent to publication, the detailed information must be secured against unauthorized access.

     c) Information publication must meet Fidelity requirements for time lags. Prior to publication, all information must be appropriately secured against unauthorized access.

Fidelity Management & Research Company    Jackson National Asset Management, LLC


Signature:                                Signature:

Name:             Philip Bullen           Name:

Title:            Senior Vice President   Title:

Date:                                     Date: